UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-a

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ETFis Series Trust I

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(Exact name of registrant as specified in its charter)

Delaware	See below
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(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6 East 39th Street, Suite 1003, New York , NY 10016

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(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered	I.R.S. Employer Identification Number
Tuttle Tactical Management Multi-Strategy Income ETF, shares of beneficial interest, no par value	The NASDAQ Stock Market LLC	47-3916278
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act registration statement file number to which this form relates: 333-187668

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the Tuttle Tactical Management Multi-Strategy Income ETF to be registered hereunder is set forth in Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on May 4, 2015, which description is incorporated herein by reference.

Item 2. Exhibits.

1.           Registrant’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on April 2, 2013.

2.           Registrant’s Certificate of Amendment to Certificate of Trust is incorporated herein by reference to Exhibit (a)(3) to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on December 24, 2013.

3.           Registrant’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on April 2, 2013.

4.           Registrant’s By-Laws are incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on April 2, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

ETFis Series Trust I

Date: May 8, 2015	By:	/s/ Brinton W. Frith
		Name:	Brinton W. Frith
		Title:	Chief Financial Officer